Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Raymond A. Low
Chief Financial Officer
(510) 683-5900

Leslie Green
Green Communications Consulting, LLC
(650) 312-9060

AXT, Inc. Announces the Appointment of Nai-Yu Pai to its Board of Directors

FREMONT, Calif., August 11, 2010 – AXT, Inc. (NasdaqGM: AXTI), a leading manufacturer of compound semiconductor substrates, today announced that Nai-Yu Pai is joining AXT’s Board of Directors, effective August 9, 2010.  Pai will serve on the audit, compensation and nominating and corporate governance committees.

“We’re delighted that Nai-Yu has accepted our invitation to join our board,” said Jesse Chen, chairman of AXT’s Board of Directors.  “His strong financial background, extensive board-level experience and expertise in working with technology companies will provide AXT with valuable insight and perspective to aid in positioning us for further growth.”

Pai has more than 30 years of accounting and auditing experience.  He is the founder of Pai Accountancy, LLP, and has served on the Board of Directors for a number of technology companies, including JA Solar, a NASDAQ-listed manufacturer of high-performance solar products, Sigrity, Inc., a software company providing EDA tools to semiconductor, printed circuit board and packaging companies, and Vivente, Inc., a designer of 3D graphic chips for the ultra mobile PC market.  He is also a Silicon Valley entrepreneur and founder and member of the Board of Directors of Authenex and Gaia Interactive.  As a consultant, he has assisted a number of companies with fundraising and mergers and acquisitions, such as Marvell Semiconductor, @Road, Silicon Motion Inc, Accton Technology Corp., Amlogic, Global Manufacture and others.

Pai is a certified public accountant who holds a Master’s Degree in accounting from Saint John’s University in New York, where his primary area of emphasis was in taxation and auditing.  He also holds another Master’s degree in Taxation from Golden Gate University.

“This is a very exciting time in AXT’s development, with strong growth potential in the markets that it serves, as well solid execution in AXT’s operations contributing to positive leverage in its business model,” said Pai. “I look forward to working with AXT’s Board and management to support the company through its continued growth and success.”

AXT, Inc. 4281 Technology Drive Fremont, CA 94538 Tel: 510.683.5900 Fax: 510.353.0668 www.axt.com.

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising gallium arsenide (GaAs), indium phosphide (InP) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in five joint ventures producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal Securities laws, including statements regarding our future performance and competitive positioning.  These forward-looking statements are based upon specific assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to overall conditions in the markets in which the company competes; global financial conditions and uncertainties, market acceptance and demand for the company’s products; the impact of the factory closures or other delays by our customers on the timing of sales of products; and other factors as set forth in the company’s annual report on Form 10-K and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update publicly any forward-looking statement, as a result of new information, future events or otherwise.

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